UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On April 8, 2020, Analog Devices, Inc. (“Analog Devices”) issued $400 million aggregate principal amount of 2.950% senior unsecured notes due April 1, 2025 (the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-225652) (the “Registration Statement”) and a related prospectus and prospectus supplement, each as filed with the Securities and Exchange Commission (the “SEC”). The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of April 6, 2020, among Analog Devices and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, previously filed with the SEC.

The Notes bear interest at a rate of 2.950% per annum and will mature on April 1, 2025. Interest on the Notes is payable on April 1 and October 1 of each year, beginning on October 1, 2020.

At any time prior to March 1, 2025, Analog Devices may, at its option, redeem some or all of the Notes at a redemption price equal to the greater of 100% of the principal amount of the Notes being redeemed and the make-whole premium, plus accrued and unpaid interest on the Notes being redeemed, if any, to but excluding the date of redemption. On and after March 1, 2025, Analog Devices may, at its option, redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed, if any, to but excluding the date of redemption. The Notes are unsecured and rank equally in right of payment with all of Analog Devices’ other existing and future unsecured senior indebtedness.

The Notes were issued pursuant to an indenture, dated as of June 3, 2013 (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of April 8, 2020 (the “Supplemental Indenture”), in each case between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee. The Base Indenture and the Supplemental Indenture contain certain covenants, events of default and other customary provisions.

The foregoing descriptions of the Notes, the Base Indenture and the Supplemental Indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The Base Indenture, which was filed as Exhibit 4.1 to Analog Devices’ Current Report on Form 8-K filed with the SEC on June 3, 2013, and the Supplemental Indenture, which is attached hereto as Exhibit 4.2, are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

    (d) Exhibits

Exhibit No.	Description

4.1

Indenture, dated June 3, 2013, between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.1 to Analog Devices’ Current Report on Form 8-K (File No. 1-7819) as filed with the Commission on June 3, 2013 and incorporated herein by reference.

4.2	Supplemental Indenture, dated April 8, 2020, between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of note contained therein).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: April 8, 2020	By:	/s/ Prashanth Mahendra-Rajah
	Name:	Prashanth Mahendra-Rajah
	Title:	Senior Vice President, Finance and Chief Financial Officer